Calculation of Filing Fee Tables
S-3
DOMINION ENERGY, INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(a)	8,600,000	$ 57.90	$ 497,940,000.00	0.0001381	$ 68,765.51
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Stock	415(a)(6)	3,400,000					S-3	333-269880	02/21/2023	$ 21,581.57
			Total Offering Amounts:				$ 497,940,000.00		$ 68,765.51
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 68,765.51
Offering Note
[1]	Computed pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the Securities Act), solely for the purpose of calculating the registration fee. Such amount is based on the average high and low prices of the registrant's common stock reported on the New York Stock Exchange on November 3, 2025.

[2]	In accordance with Rule 415(a)(6), the registrant carried forward 3,400,000 shares of unsold common stock that were previously registered on Registration Statement No. 333-269880 pursuant to a prospectus supplement filed by the registrant on February 21, 2023. Pursuant to Rule 415(a)(6), the fee previously paid by the registrant with respect to such unsold shares of common stock continues to apply to such shares and no fees are due with respect to such shares. Accordingly, a registration fee of $68,765.51 with respect to the remaining 8,600,000 shares of common stock is being paid at this time.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A